SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SEALED AIR CORPORATION PROXY/VOTING INSTRUCTION CARD

FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William V. Hickey, David H. Kelsey and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the “2002 Annual Meeting”) to be held at 10:00 a.m., E. D. T., on May 17, 2002 at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 and at any adjournments thereof.  The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2002 Annual Meeting.

If the undersigned is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its Thrift and Tax-Deferred Savings Plan and has stock of Sealed Air Corporation allocated to his or her account, the undersigned instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2002 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2002 Annual Meeting.  The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions.

Comments:

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SEE REVERSE SIDE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

FOLD AND DETACH HERE

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.
☒

The Board of Directors recommends a vote for election of all Directors and for Proposals 2 and 3.  If no choice is specified, this proxy when properly signed and returned will be voted FOR election of all Directors and FOR Proposals 2 and 3.  Please date and sign and return this proxy promptly.

1. Election of Directors.		FOR	☐	WITHHELD	☐

Nominees:
01.Hank Brown	05.William V. Hickey
02.Lawrence R. Codey	06.Shirley Ann Jackson
03.T. J. Dermot Dunphy	07.Kenneth P. Manning
04.Charles F. Farrell, Jr.	08.William J. Marino

For, except vote withheld from the following nominees(s):

2.	Approval of the Company’s 2002 Stock Plan for Non-Employee Directors.	FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	Ratification of the appointment of KPMG LLP as the independent auditors for the year ending December 31, 2002.	FOR	☐	AGAINST	☐	ABSTAIN	☐

4.	In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.

Please mark this box if you plan to attend the Annual Meeting.			☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me.  I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked.  I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents will be my responsibility.               ☐

The signer hereby revokes all proxies previously given by the signer to vote at the 2002 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2002 Annual Meeting.

Signature(s) ________________________________________Date_________________

NOTE:        Please sign EXACTLY as name appears above.  When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

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Please note that Internet and telephone voting is not available to shareholders who have not exchanged their W. R. Grace & Co. (“Old Grace”) shares issued prior to March 31, 1998 (Cusip #383911 10 4) for shares of Common Stock and Series A Convertible Preferred Stock of Sealed Air Corporation.

You may vote those shares using the attached proxy card. To vote please mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.

For information regarding the exchange of Old Grace shares, please contact our Stock Transfer Agent, Mellon Investor Services LLC.  Their contact information can be located on page 61 of the enclosed Sealed Air Corporation 2001 Annual Report to Stockholders.

YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING!